SULLIVAN & CROMWELL

TELEPHONE: 1-212-558-4000
FACSIMILE: 1-212-558-3588
WWW.SULLCROM.COM                                   125 Broad Street
                                                New York, NY 10004-2498
                                                       __________
                                      LOS ANGELES . PALO ALTO . WASHINGTON, D.C.
                                             FRANKFURT . LONDON . PARIS
                                             BEIJING . HONG KONG . TOKYO
                                                     MELBOURNE


                                                     May 3, 2002



Credit and Asset Repackaging Vehicle Corporation,
   85 Broad Street,
      New York, New York 10004.

Ladies and Gentlemen:

         We have acted as your counsel in connection with the registration under the Securities Act of 1933 (the "Act") of $63,777,275 aggregate principal amount of Public Credit and Repackaged Securities (PCARS) Trust JPM Capital Trust I Certificates Series 2002-2 (the "Certificates"). We hereby confirm to you that our opinion is as set forth under the caption "U.S. Federal Income Tax Consequences" in the prospectus supplement with respect to the Certificates dated April 19, 2002 that supplements the prospectus dated April 19, 2002 (the "Prospectus"), included in the related Registration Statement on Form S-3 that you filed with the Securities and Exchange Commission (the "Registration Statement").

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "U.S. Federal Income Tax Consequences" in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                      Very truly yours,

                                      /s/ Sullivan & Cromwell